Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of Schlumberger Limited, a Curaçao corporation (the “Company”), hereby constitutes and appoints Howard Guild, Alexander C. Juden or Saul R. Laureles, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities, and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements will comply with the Securities Act, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Date: April 17, 2014.

Signature	Title

/s/ Paal Kibsgaard (Paal Kibsgaard)	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Simon Ayat (Simon Ayat)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Howard Guild (Howard Guild)	Chief Accounting Officer (Principal Accounting Officer)

/s/ Peter L.S. Currie (Peter L.S. Currie)	Director

/s/ Tony Isaac (Tony Isaac)	Chairman of the Board

/s/ K. Vaman Kamath (K. Vaman Kamath)	Director

/s/ Maureen Kemspton Darkes (Maureen Kemspton Darkes)	Director

/s/ Nikolay Kudryavtsev (Nikolay Kudryavtsev)	Director

/s/ Michael E. Marks (Michael E. Marks)	Director

/s/ Lubna S. Olayan (Lubna S. Olayan)	Director

/s/ Leo Rafael Reif (Leo Rafael Reif)	Director

/s/ Tore I. Sandvold (Tore I. Sandvold)	Director

/s/ Henri Seydoux (Henri Seydoux)	Director